                                   AGREEMENT

      This Agreement (this "Agreement") is dated March 20, 1997 and is by and among the Concorde Career Colleges, Inc. ("Concorde"), Cahill, Warnock Strategic Partners Fund, L.P. ("Partners"), Strategic Associates, L.P. ("Associates"), Jack L. Brozman, The Estate of Robert F. Brozman, the Robert F. Brozman Trust under Agreement dated 12/28/89 (collectively, "Brozman") and James R. Seward ("Seward") and relates to the Stockholders' Agreement dated as of February 25, 1997 by and among Concorde, Partners, Associates and Brozman (the "Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                   RECITALS

     WHEREAS, Seward desires to purchase 1,838 shares (the "Seward Shares") of Concorde's Class B Convertible Preferred Stock, par value $0.10 per share (the "Preferred Stock");

     WHEREAS, as a condition to such purchase of the Seward Shares, the other parties hereto (the "Other Parties") desire Seward to have the rights and obligations provided by certain provisions of the Agreement, and Seward desires to have such rights and be bound by such obligations, on the terms and conditions hereof.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Restrictions on Transfer. With respect only to the Seward Shares, Seward shall be subject and entitled to, and shall comply with and be bound by, the provisions of Article 4 of the Agreement, as if Seward was a "Securityholder" and the Seward Shares were "Shares" as defined in the Agreement.

     2. Registration Rights. With respect only to the Seward Shares, Seward shall be subject and entitled to, and shall comply with and be bound by, the provisions of Article 5 (except for Section 5.2(a)) of the Agreement, as if Seward was a "Preferred Stock Holder".

     3. Miscellaneous. With respect only to the Seward Shares and the application of the Agreement to Seward and the Seward Shares as provided hereby, Seward shall be subject and entitled to, and shall comply with and be bound by, the provisions of Article 9 of the Agreement.

     4. Agreement Remains in Force. Except as specifically amended hereby, all of the provisions, terms and conditions of the Agreement shall remain in full force and effect.

                       [signatures follow on next page]

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     IN WITNESS WHEREOF, the parties have executed this Agreement by persons thereunto duly authorized as of the date first written above.


                                       CONCORDE CAREER COLLEGES, INC.



                                       By:
                                          ------------------------------------
                                          Jack L. Brozman
                                          President


                                       CAHILL, WARNOCK STRATEGIC PARTNERS
                                       FUND, L.P.


                                       By:  Cahill Warnock Strategic Partners,
                                            L.P., its general partner



                                            By:
                                               -------------------------------
                                               David L. Warnock
                                               A General Partner


                                       STRATEGIC ASSOCIATES, L.P.


                                       By:  Cahill, Warnock & Company, L.L.C.,
                                            its general partner



                                            By:
                                               -------------------------------
                                               David L. Warnock
                                               Managing Member



                                       ---------------------------------------
                                       Jack L. Brozman



                                       ESTATE OF ROBERT F. BROZMAN



                                       By:
                                          ------------------------------------
                                          Jack L. Brozman
                                          Executor



                                       ROBERT F. BROZMAN TRUST UTA 12/28/89



                                       By:
                                          ------------------------------------
                                          Jack L. Brozman
                                          Trustee



                                       ---------------------------------------
                                       James R. Seward


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